Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP January 24, 2024

Ameriprise Financial Reports
Fourth Quarter 2023 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q4 2023		Q4 2023
GAAP	$3.57	GAAP	39.9%
Adjusted Operating	$7.20	Adjusted Operating	48.5%
Adjusted Operating, excluding Regulatory Accrual, Severance and Mark-to-Market Impact on Share-Based Compensation Expense (2)	$7.75

•Fourth quarter adjusted operating earnings per diluted share was $7.20. Adjusted operating EPS grew 14 percent to $7.75 adjusted for $0.28 of expense related to a regulatory accrual, $0.14 from severance expense, and $0.13 from mark-to-market impacts on share-based compensation expense resulting from the company’s share price appreciation in the quarter.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another strong quarter and record operating results in 2023. We’re executing well, serving clients’ needs and outperforming across market cycles.

Our complementary businesses drove significant revenue and earnings growth, as well as strong free cash flow that we consistently invest in the business and return to shareholders at a differentiated rate.

In 2024, we continue to be well-positioned, thanks to our compelling value propositions, growth investments and effective expense management.”

•Fourth quarter GAAP net income per diluted share was $3.57 compared to $5.83 a year ago, primarily from market impacts on the valuation of derivatives and market risk benefits. Full year 2023 GAAP net income per diluted share was $23.71 compared to $27.70 in 2022.

•Full year 2023 adjusted operating earnings per diluted share increased 24 percent to $30.46 adjusted for unlocking and the items cited above.
•Adjusted operating net revenues increased 8 percent from organic growth and higher spread revenues.
•Assets under management and administration reached $1.4 trillion, up 15 percent from strong client net inflows and market appreciation.
•General and administrative expense remained well managed, up 6 percent. Excluding the items cited above, G&A increased just 2 percent.
•The company made growth investments in attractive areas and continued to execute plans to enhance operational efficiency and reduce expense.
•Pretax adjusted operating margin was 24.8 percent, or 26.4 percent excluding the items cited above. Adjusted operating return on equity was 48.5 percent.
•Strong free cash flow generation and balance sheet strength enabled consistent strong capital return to shareholders. The company returned $587 million of capital to shareholders in the quarter and $2.5 billion for the full year.

•Ameriprise successfully closed on its partnership with Comerica Bank in November.
•Ameriprise was recognized among the best-managed companies of 2023 on The Wall Street Journal Management Top 250 list.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) See page 2 for additional detail on the items in the quarter.

Ameriprise Financial, Inc.
Fourth Quarter Summary
	Quarter Ended December 31,		% Better/ (Worse)	Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
GAAP net income	$377	$649	(42)%	$2,556	$3,149	(19)%
Adjusted operating earnings	$761	$732	4%	$3,111	$2,885	8%
Adjusted operating earnings excluding unlocking (see reconciliation starting on p. 24)	$761	$732	4%	$3,189	$2,778	15%

GAAP net income per diluted share	$3.57	$5.83	(39)%	$23.71	$27.70	(14)%
Adjusted operating earnings per diluted share	$7.20	$6.57	10%	$28.86	$25.37	14%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation starting on p. 24)	$7.20	$6.57	10%	$29.58	$24.43	21%

GAAP Return on Equity, ex. AOCI	39.9%	53.0%		39.9%	53.0%
Adjusted Operating Return on Equity, ex. AOCI	48.5%	48.6%		48.5%	48.6%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 30)	49.7%	46.8%		49.7%	46.8%

GAAP Equity, ex. AOCI	$6,495	$6,349	2%	$6,495	$6,349	2%
Available Capital for Capital Adequacy (see reconciliation on p. 27)	$5,418	$5,209	4%	$5,418	$5,209	4%

Weighted average common shares outstanding:
Basic	103.5	108.9		105.7	111.3
Diluted	105.7	111.4		107.8	113.7

Current quarter GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, as well as $12 million of integration costs after-tax, primarily related to the acquisition of BMO EMEA.

In addition, adjusted operating after-tax results in the quarter included a $30 million accrual for an industry-wide regulatory matter relating to electronic communication recordkeeping requirements, $15 million of severance expense, and $14 million of mark-to-market impacts on share-based compensation expense resulting from the company’s share price appreciation in the quarter.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,403	$2,226	8%

Distribution expenses	1,266	1,153	(10)%
Interest and debt expense	8	2	NM
General and administrative expenses (1)	431	406	(6)%
Adjusted operating expenses	1,705	1,561	(9)%
Pretax adjusted operating earnings	$698	$665	5%

Pretax adjusted operating margin (1)	29.0%	29.9%	(90) bps

(1) Excluding the $30 million regulatory accrual in the quarter ended December 31, 2023, margin increased 40 basis points to 30.3 percent and G&A declined 1 percent to $401 million.
NM Not Meaningful - variance equal to or greater than 100%

	Quarter Ended December 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2023	2022
Total client assets	$901	$758	19%
Total client net flows	$22.7	$12.4	83%
Wrap net flows	$7.0	$6.2	12%
AWM cash balances	$44.5	$47.2	(6)%
Adjusted operating net revenue per advisor (TTM in thousands)	$916	$827	11%

Advice & Wealth Management pretax adjusted operating earnings were strong at $698 million. Excluding the regulatory accrual, pretax adjusted operating earnings increased 9 percent to $728 million and pretax adjusted operating margin was 30.3 percent.

Adjusted operating net revenues increased 8 percent to $2.4 billion from growth in client assets in both wrap and brokerage accounts, as well as higher interest earnings from cash products. Significant equity market appreciation during the quarter, particularly in December, was not fully reflected in fourth quarter results, as wrap fees are billed on beginning of month balances.

Adjusted operating expenses increased 9 percent to $1.7 billion compared to a year ago. Distribution expenses increased 10 percent. Excluding the regulatory accrual, general and administrative expense was $401 million, down 1 percent.

The Wealth Management business continued to deliver profitable organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals through the market cycle. Clients remain heavily concentrated in yield-oriented products and have not begun putting cash back to work given the current environment.
•Total client net flows were $23 billion in the quarter and $53 billion for the full year.
•Cash balances increased 10 percent to $44.5 billion on a sequential basis. Total client cash including third-party money market funds and brokered CDs increased to $81.5 billion.
•Bank and certificate assets grew 28 percent year-over-year.
•Advisor headcount was 10,367, reflecting good advisor retention coupled with the addition of 166 experienced advisors in the quarter.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $916,000, up 11 percent from enhanced productivity, business growth and market appreciation.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$845	$785	8%

Distribution expenses	228	228	-
Amortization of deferred acquisition costs	2	1	NM
Interest and debt expense	2	2	-
General and administrative expenses	419	408	(3)%
Adjusted operating expenses	651	639	(2)%
Pretax adjusted operating earnings	$194	$146	33%

Net pretax adjusted operating margin (1)	32.4%	28.6%

	Quarter Ended December 31,		% Better/ (Worse)
(in billions)	2023	2022
Total segment AUM	$637	$584	9%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(0.9)	$(3.7)	74%
Global Institutional net flows, ex. legacy insurance partners flows	(3.1)	5.0	NM
Legacy insurance partners flows	(1.2)	(1.7)	27%
Total segment net flows	$(5.2)	$(0.4)	NM

Model delivery AUA Flows (2)	$0.3	$1.1	(73)%

(1) See reconciliation on page 13.
(2) Estimated based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues grew 8 percent to $845 million and pretax adjusted operating earnings increased 33 percent to $194 million. Financial results reflected equity market appreciation, disciplined expense management and performance fees, which more than offset the cumulative impact of net outflows. Net pretax adjusted operating margin was 32 percent, consistent with the company’s targeted range of 31 to 35 percent.

Adjusted operating expenses increased 2 percent. General and administrative expenses declined 4 percent excluding the impact of foreign exchange translation and performance fee compensation. The company has been implementing more comprehensive expense management initiatives in light of the environment and its objective to maintain the operating margin in the targeted range.

Total assets under management increased 9 percent to $637 billion as equity market appreciation and foreign exchange translation more than offset net outflows. The underlying fee rate remained stable at 46 basis points. Long term 3-, 5- and 10-year investment performance continues to be very strong.

In the quarter, net outflows were $5.2 billion. Flows included $1.2 billion of outflows related to legacy insurance partners.
•Retail net outflows were $0.9 billion reflecting gross sales consistent with the industry and year-over-year improvement in redemptions.
•Global institutional outflows were $3.1 billion, primarily from outflows that were expected from proactive portfolio manager actions related to expense management initiatives.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$918	$813	13%
Adjusted operating expenses	716	614	(17)%
Pretax adjusted operating earnings	$202	$199	2%

Retirement & Protection Solutions pretax adjusted operating earnings increased 2 percent to $202 million. These high-quality books of business continued to generate strong free cash flow and return on capital with a differentiated risk profile.

Retirement & Protection Solutions sales increased 19 percent, primarily from strong sales growth in structured variable annuities. Protection sales grew 6 percent to $72 million with the majority of sales in higher margin accumulation VUL products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Corporate & Other, excluding Closed Blocks	$(117)	$(81)	(44)%
Closed Blocks (1)	3	(6)	NM
Pretax adjusted operating earnings / (loss)	$(114)	$(87)	(31)%

Long Term Care	$10	$1	NM
Fixed Annuities	(7)	(7)	-
Closed Blocks pretax adjusted operating earnings / (loss)	$3	$(6)	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other Excluding Closed Blocks pretax adjusted operating loss was $117 million, which included $19 million of severance expense and $9 million of unfavorable mark-to-market impacts on share-based compensation expense. Excluding these items, the pretax adjusted operating loss was $89 million.

Revenues declined $11 million from the prior year, primarily reflecting adjustments and updates to the allocation of investment income across business segments that reflected increased market volatility and the interest rate environment, which had no impact on Ameriprise’s overall results.

Long Term Care pretax adjusted operating earnings improved to $10 million as a result of higher interest earnings.

Fixed Annuities pretax adjusted operating loss was consistent with expectations at $7 million.

Taxes
The operating effective tax rate was 22.3 percent in the quarter and 21.0 percent for the full year. Excluding the regulatory accrual, the operating effective tax rate was 21.7 percent in the quarter and 20.7 percent for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial, Inc. Ameriprise Financial, Inc.
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial, Inc.
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive investment advice, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the period ended December 31, 2023.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

The Wall Street Journal Management Top 250 ranking for 2023 is based on a holistic measure of corporate effectiveness developed by the Drucker Institute. More than 700 U.S. companies were evaluated on 34 indicators across five dimensions of corporate performance: Customer Satisfaction, Employee Engagement and Development, Innovation, Social Responsibility and Financial Strength. All data collected was the most current available as of June 30, 2023. Ameriprise did not pay a fee to be evaluated for this rating. Ameriprise did pay a licensing fee to use the Management Top 250 logo. See https://www.drucker.institute/company-rankings/the-wall-street-journal-management-top-250/.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,284	$2,125	7%	$2,287	-
Distribution fees	469	528	(11)%	463	1%
Net investment income	888	577	54%	809	10%
Premiums, policy and contract charges	404	363	11%	390	4%
Other revenues	123	126	(2)%	127	(3)%
Total revenues	4,168	3,719	12%	4,076	2%
Banking and deposit interest expense	176	56	NM	151	(17)%
Total net revenues	3,992	3,663	9%	3,925	2%

Expenses
Distribution expenses	1,307	1,198	(9)%	1,297	(1)%
Interest credited to fixed accounts	190	222	14%	139	(37)%
Benefits, claims, losses and settlement expenses	602	325	(85)%	120	NM
Remeasurement (gains) losses of future policy benefit reserves	(3)	7	NM	(12)	(75)%
Change in fair value of market risk benefits	240	13	NM	168	(43)%
Amortization of deferred acquisition costs	61	62	2%	62	2%
Interest and debt expense	84	62	(35)%	84	-
General and administrative expense	1,017	957	(6)%	950	(7)%
Total expenses	3,498	2,846	(23)%	2,808	(25)%
Pretax income	494	817	(40)%	1,117	(56)%
Income tax provision	117	168	30%	245	52%
Net income	$377	$649	(42)%	$872	(57)%

Earnings per share
Basic earnings per share	$3.64	$5.96		$8.31
Earnings per diluted share	$3.57	$5.83		$8.14

Weighted average common shares outstanding
Basic	103.5	108.9		104.9
Diluted	105.7	111.4		107.1

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$484,825	$409,027	19%	$440,703	10%
Asset Management AUM	636,936	584,029	9%	587,171	8%
Corporate AUM	395	212	86%	349	13%
Eliminations	(41,093)	(36,945)	(11)%	(37,795)	(9)%
Total Assets Under Management	1,081,063	956,323	13%	990,428	9%
Total Assets Under Administration	279,549	222,011	26%	242,336	15%
Total AUM and AUA	$1,360,612	$1,178,334	15%	$1,232,764	10%

S&P 500
Daily average	4,472	3,850	16%	4,456	-
Period end	4,770	3,840	24%	4,288	11%

Weighted Equity Index (WEI) (1)
Daily average	2,892	2,536	14%	2,903	-
Period end	3,102	2,549	22%	2,788	11%

Common shares
Beginning balance	101.4	106.7	(5)%	102.8	(1)%
Repurchases	(1.2)	(1.6)	25%	(1.5)	20%
Issuances	0.1	0.3	(67)%	0.3	(67)%
Other	(0.1)	(0.1)	-	(0.2)	50%
Total common shares outstanding	100.2	105.3	(5)%	101.4	(1)%
Restricted stock units	2.7	2.8	(4)%	2.6	4%
Total basic common shares outstanding	102.9	108.1	(5)%	104.0	(1)%
Total potentially dilutive shares	2.2	2.5	(12)%	2.2	-
Total diluted shares	105.1	110.6	(5)%	106.2	(1)%

Capital Returned to Shareholders
Dividends paid	$142	$138	3%	$143	(1)%
Common stock share repurchases	445	472	(6)%	520	(14)%
Total Capital Returned to Shareholders	$587	$610	(4)%	$663	(11)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,196	$1,084	10%	$1,228	(3)%
Financial planning fees	119	117	2%	102	17%
Transaction and other fees	93	90	3%	94	(1)%
Total management and financial advice fees	1,408	1,291	9%	1,424	(1)%
Distribution fees:
Mutual funds	185	171	8%	184	1%
Insurance and annuity	236	203	16%	226	4%
Off-Balance sheet brokerage cash	48	144	(67)%	58	(17)%
Other products	90	81	11%	84	7%
Total distribution fees	559	599	(7)%	552	1%
Net investment income	547	331	65%	517	6%
Other revenues	65	61	7%	65	-
Total revenues	2,579	2,282	13%	2,558	1%
Banking and deposit interest expense	176	56	NM	151	(17)%
Adjusted operating total net revenues	2,403	2,226	8%	2,407	-

Expenses
Distribution expenses	1,266	1,153	(10)%	1,253	(1)%
Interest and debt expense	8	2	NM	6	(33)%
General and administrative expense	431	406	(6)%	419	(3)%
Adjusted operating expenses	1,705	1,561	(9)%	1,678	(2)%
Pretax adjusted operating earnings	$698	$665	5%	$729	(4)%

Pretax adjusted operating margin	29.0%	29.9%		30.3%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

AWM Total Client Assets	$900,502	$758,156	19%	$816,019	10%

Total Client Flows (1)	$22,710	$12,381	83%	$8,901	NM

Total Wrap Accounts
Beginning assets	$444,061	$385,210	15%	$454,689	(2)%
Net flows (1)	6,961	6,212	12%	5,391	29%
Market appreciation (depreciation) and other	37,178	20,674	80%	(16,019)	NM
Total wrap ending assets	$488,200	$412,096	18%	$444,061	10%

Advisory wrap account assets ending balance (2)	$483,315	$407,759	19%	$439,341	10%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,388	$3,168	(25)%	$2,554	(6)%
On-balance sheet - bank	21,498	18,305	17%	20,970	3%
On-balance sheet - certificate	13,471	9,313	45%	12,612	7%
Total on-balance sheet	$37,357	$30,786	21%	$36,136	3%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer (1)	$7,103	$16,425	(57)%	$4,347	63%
Total brokerage cash & certificates balances	$44,460	$47,211	(6)%	$40,483	10%

Gross Fee Yield
On-balance sheet - broker dealer	5.53%	3.14%		5.30%
On-balance sheet - bank	5.07%	4.08%		4.97%
On-balance sheet - certificates	5.51%	3.98%		5.40%
Off-balance sheet - broker dealer	3.49%	3.31%		4.28%

Financial Advisors
Employee advisors	2,228	2,096	6%	2,104	6%
Franchisee advisors	8,139	8,173	-	8,154	-
Total financial advisors	10,367	10,269	1%	10,258	1%

Advisor Retention
Employee	92.5%	92.1%		92.2%
Franchisee	92.5%	94.1%		92.8%

(1) Q4 2023 includes the addition of $14.7 billion of total client flows from the company's partnership with Comerica, including $2.0 billion of wrap flows and $2.5 billion of cash sweep into off-balance sheet - broker dealer.

(2) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$479	$483	(1)%	$499	(4)%
Institutional	203	151	34%	165	23%
Transaction and other fees	49	50	(2)%	50	(2)%
Revenue from other sources (1)	3	4	(25)%	3	-
Total management and financial advice fees	734	688	7%	717	2%
Distribution fees:
Mutual funds	53	52	2%	53	-
Insurance and annuity	38	38	-	39	(3)%
Total distribution fees	91	90	1%	92	(1)%
Net investment income	15	3	NM	10	50%
Other revenues	5	4	25%	7	(29)%
Total revenues	845	785	8%	826	2%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	845	785	8%	826	2%

Expenses
Distribution expenses	228	228	-	234	3%
Amortization of deferred acquisition costs	2	1	NM	1	NM
Interest and debt expense	2	2	-	2	-
General and administrative expense	419	408	(3)%	390	(7)%
Adjusted operating expenses	651	639	(2)%	627	(4)%
Pretax adjusted operating earnings	$194	$146	33%	$199	(3)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$845	$785	8%	$826	2%
Distribution pass through revenues	(180)	(179)	(1)%	(186)	3%
Subadvisory and other pass through revenues	(100)	(88)	(14)%	(96)	(4)%
Net adjusted operating revenues	$565	$518	9%	$544	4%

Pretax adjusted operating earnings	$194	$146	33%	$199	(3)%
Adjusted operating net investment income	(15)	(3)	NM	(10)	(50)%
Amortization of intangibles	4	5	(20)%	5	(20)%
Net adjusted operating earnings	$183	$148	24%	$194	(6)%

Pretax adjusted operating margin	23.0%	18.6%		24.1%
Net pretax adjusted operating margin (2)	32.4%	28.6%		35.7%

Performance fees (3)
Performance fees	$44	$8	NM	$7	NM
General and administrative expense related to performance fees	23	3	NM	1	NM
Net performance fees	$21	$5	NM	$6	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$310,170	$296,203	5%	$327,420	(5)%
Inflows	13,029	11,836	10%	11,223	16%
Outflows	(17,324)	(20,128)	14%	(15,166)	(14)%
Net VP/VIT fund flows	(1,389)	(1,133)	(23)%	(1,216)	(14)%
Net new flows	(5,684)	(9,425)	40%	(5,159)	(10)%
Reinvested dividends	4,692	5,676	(17)%	1,320	NM
Net flows	(992)	(3,749)	74%	(3,839)	74%
Distributions	(5,367)	(6,357)	16%	(1,514)	NM
Market appreciation (depreciation) and other	27,647	18,606	49%	(8,478)	NM
Foreign currency translation (1)	3,402	4,590	(26)%	(3,419)	NM
Total ending assets	334,860	309,293	8%	310,170	8%
% of total retail assets sub-advised	15.6%	16.0%		16.0%

Global Institutional
Beginning assets	277,001	250,290	11%	289,178	(4)%
Inflows (2)	9,810	15,374	(36)%	8,404	17%
Outflows (2)	(14,021)	(12,042)	(16)%	(8,809)	(59)%
Net flows	(4,211)	3,332	NM	(405)	NM
Market appreciation (depreciation) and other (3)	22,028	10,952	NM	(4,607)	NM
Foreign currency translation (1)	7,258	10,162	(29)%	(7,165)	NM
Total ending assets	302,076	274,736	10%	277,001	9%

Total managed assets	$636,936	$584,029	9%	$587,171	8%

Total net flows	$(5,203)	$(417)	NM	$(4,244)	(23)%

Legacy insurance partners flows	$(1,212)	$(1,663)	27%	$(950)	(28)%

Total Assets Under Advisement (4)	$26,160	$22,163	18%	$26,756	(2)%
Model delivery AUA flows (5)	$308	$1,146	(73)%	$213	45%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Total Managed Assets by Type
Equity	$323,043	$301,223	7%	$299,078	8%
Fixed income	238,353	209,997	14%	214,839	11%
Money market	23,833	21,936	9%	22,719	5%
Alternative	33,476	33,697	(1)%	33,602	-
Hybrid and other	18,231	17,176	6%	16,933	8%
Total managed assets by type	$636,936	$584,029	9%	$587,171	8%

Average Managed Assets by Type (1)
Equity	$304,353	$298,195	2%	$313,909	(3)%
Fixed income	222,304	204,680	9%	222,745	-
Money market	22,753	21,876	4%	22,583	1%
Alternative	33,503	34,510	(3)%	34,797	(4)%
Hybrid and other	17,329	17,133	1%	17,533	(1)%
Total average managed assets by type	$600,242	$576,394	4%	$611,567	(2)%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	4 Qtr 2023

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	43%	69%	79%	89%
Fixed Income	84%	68%	77%	90%
Asset Allocation	90%	54%	83%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	113	73	95	102

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Institutional 3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 12/31/23. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 5 received a 5-star Overall Rating and 35 received a 4-star Overall Rating. Out of 149 Threadneedle funds rated (based on highest-rated share class), 21 received a 5-star Overall Rating and 52 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2024 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$181	$184	(2)%	$186	(3)%
Distribution fees	100	98	2%	101	(1)%
Net investment income	245	180	36%	215	14%
Premiums, policy and contract charges	389	349	11%	372	5%
Other revenues	3	2	50%	2	50%
Total revenues	918	813	13%	876	5%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	918	813	13%	876	5%

Expenses
Distribution expenses	117	102	(15)%	117	-
Interest credited to fixed accounts	93	97	4%	94	1%
Benefits, claims, losses and settlement expenses	226	139	(63)%	168	(35)%
Remeasurement (gains) losses of future policy benefit reserves	(2)	6	NM	(10)	(80)%
Change in fair value of market risk benefits	131	123	(7)%	259	49%
Amortization of deferred acquisition costs	57	57	-	57	-
Interest and debt expense	14	11	(27)%	12	(17)%
General and administrative expense	80	79	(1)%	79	(1)%
Adjusted operating expenses	716	614	(17)%	776	8%
Pretax adjusted operating earnings	$202	$199	2%	$100	NM

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$75,084	$71,262	5%	$78,549	(4)%
Deposit	1,073	930	15%	1,087	(1)%
Withdrawals and terminations	(1,922)	(1,543)	(25)%	(1,736)	(11)%
Net flows	(849)	(613)	(38)%	(649)	(31)%
Investment performance and interest credited	6,519	3,736	74%	(2,816)	NM
Total ending balance - contract accumulation values	$80,754	$74,385	9%	$75,084	8%

Variable annuities fixed sub-accounts	$4,215	$4,779	(12)%	$4,395	(4)%

Life Insurance In Force	$198,775	$198,859	-	$198,527	-

Net Amount at Risk (Life)	$38,406	$38,601	(1)%	$37,917	1%

Net Policyholder Reserves
VUL/UL	$14,715	$13,357	10%	$13,814	7%
Term and whole life	187	194	(4)%	175	7%
Disability insurance	536	543	(1)%	500	7%
Other insurance	537	557	(4)%	542	(1)%
Total net policyholder reserves	$15,975	$14,651	9%	$15,031	6%

DAC Ending Balances
Variable Annuities DAC	$1,704	$1,747	(2)%	$1,713	(1)%
Life and Health DAC	$961	$975	(1)%	$963	-

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(8)	(3)	NM	17	NM
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	1	3	(67)%	2	(50)%
Total revenues	(7)	—	-	19	NM
Banking and deposit interest expense	7	3	NM	6	(17)%
Adjusted operating total net revenues	(14)	(3)	NM	13	NM

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	20	19	(5)%	27	26%
General and administrative expense	83	59	(41)%	60	(38)%
Adjusted operating expenses	103	78	(32)%	87	(18)%
Pretax adjusted operating earnings (loss)	$(117)	$(81)	(44)%	$(74)	(58)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	48	42	14%	46	4%
Premiums, policy and contract charges	24	26	(8)%	25	(4)%
Other revenues	—	—	-	—	-
Total revenues	72	68	6%	71	1%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	72	68	6%	71	1%

Expenses
Distribution expenses	(4)	(4)	-	(3)	33%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	60	60	-	58	(3)%
Remeasurement (gains) losses of future policy benefit reserves	(1)	1	NM	(2)	(50)%
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	2	3	33%	1	NM
General and administrative expense	5	7	29%	7	29%
Adjusted operating expenses	62	67	7%	61	(2)%
Pretax adjusted operating earnings (loss)	$10	$1	NM	$10	-

Long Term Care Policyholder Reserves, net of reinsurance	$2,677	$2,583	4%	$2,456	9%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	1	NM
Net investment income	9	9	-	8	13%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	49	55	(11)%	50	(2)%
Total revenues	58	64	(9)%	59	(2)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	58	64	(9)%	59	(2)%

Expenses
Distribution expenses	1	—	-	—	-
Interest credited to fixed accounts	57	60	5%	59	3%
Benefits, claims, losses and settlement expenses	1	3	67%	1	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	2	4	50%	4	50%
Interest and debt expense	—	—	-	—	-
General and administrative expense	4	4	-	3	(33)%
Adjusted operating expenses	65	71	8%	67	3%
Pretax adjusted operating earnings (loss)	$(7)	$(7)	-	$(8)	13%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2023	4 Qtr 2022	% Better/ (Worse)	3 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$(37)	$(36)	(3)%	$(38)	3%
Distribution fees	(280)	(259)	(8)%	(283)	1%
Net investment income	(16)	(11)	(45)%	(14)	(14)%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(341)	(314)	(9)%	(343)	1%
Banking and deposit interest expense	(7)	(3)	NM	(6)	17%
Adjusted operating total net revenues	(334)	(311)	(7)%	(337)	1%

Expenses
Distribution expenses	(301)	(281)	7%	(304)	(1)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	—	-	(4)	25%
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(7)	(8)	(13)%	(9)	(22)%
General and administrative expense	(21)	(22)	(5)%	(20)	5%
Adjusted operating expenses	(334)	(311)	7%	(337)	(1)%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	December 31, 2023	December 31, 2022	September 30, 2023

Long-term Debt Summary
Senior notes	$3,400	$2,800	$3,550
Finance lease liabilities	20	30	22
Other (1)	(21)	(9)	(15)
Total Ameriprise Financial long-term debt	3,399	2,821	3,557
Non-recourse debt of consolidated investment entities	2,155	2,363	2,222
Total long-term debt	$5,554	$5,184	$5,779

Total Ameriprise Financial long-term debt	$3,399	$2,821	$3,557
Finance lease liabilities	(20)	(30)	(22)
Other (1)	21	9	15
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,400	$2,800	$3,550

Total equity (2)	$4,729	$3,803	$3,825
Equity of consolidated investment entities	(1)	(7)	(10)
Total equity excluding CIEs	$4,728	$3,796	$3,815

Total Ameriprise Financial capital	$8,128	$6,624	$7,382
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$8,128	$6,596	$7,365

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	41.8%	42.6%	48.2%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	41.8%	42.4%	48.2%

Available Capital for Capital Adequacy	$5,418	$5,209	$5,247

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	December 31, 2023	December 31, 2022

Assets
Cash and cash equivalents	$7,477	$6,964
Cash of consolidated investment entities	87	133
Investments	55,489	44,524
Investments of consolidated investment entities	2,099	2,354
Market risk benefits	1,427	1,015
Separate account assets	77,457	73,962
Receivables	15,078	15,595
Receivables of consolidated investment entities	28	20
Deferred acquisition costs	2,713	2,777
Restricted and segregated cash and investments	1,635	2,229
Other assets	11,700	9,277
Other assets of consolidated investment entities	1	2
Total Assets	$175,191	$158,852

Liabilities
Policyholder account balances, future policy benefits and claims	$37,545	$34,132
Market risk benefits	1,762	2,118
Separate account liabilities	77,457	73,962
Customer deposits	37,321	30,775
Short-term borrowings	201	201
Long-term debt	3,399	2,821
Debt of consolidated investment entities	2,155	2,363
Accounts payable and accrued expenses	2,603	2,242
Other liabilities	7,974	6,316
Other liabilities of consolidated investment entities	45	119
Total Liabilities	170,462	155,049

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,824	9,517
Retained earnings	21,905	19,918
Treasury stock	(25,237)	(23,089)
Accumulated other comprehensive income, net of tax	(1,766)	(2,546)
Total Equity	4,729	3,803
Total Liabilities and Equity	$175,191	$158,852

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,418	$5,209

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended December 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
Net income	$377	$649	(42)%	$3.57	$5.83	(39)%
Adjustments:
Net realized investment gains (losses) (1)	—	(7)		—	(0.06)
Market impact on non-traditional long-duration products (1)	(471)	(83)		(4.45)	(0.75)
Mean reversion-related impacts (1)	—	2		—	0.02
Integration/restructuring charges (1)	(15)	(15)		(0.14)	(0.13)
Net income (loss) attributable to consolidated investment entities	—	(2)		—	(0.02)
Tax effect of adjustments (2)	102	22		0.96	0.20
Adjusted operating earnings	$761	$732	4%	$7.20	$6.57	10%
Pretax impact of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (3)	(63)	(23)		(0.59)	(0.21)
Tax effect of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (4)	4	1		0.04	0.01
Adjusted operating earnings excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$820	$754	9%	$7.75	$6.77	14%

Weighted average common shares outstanding:
Basic	103.5	108.9
Diluted	105.7	111.4
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense. 2022 includes only mark-to-market impact on share-based compensation expense.
(4) Calculated using a tax rate of 0%, 21%, and 5%, respectively.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date December 31,		% Better/ (Worse)	Per Diluted Share Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
Net income	$2,556	$3,149	(19)%	$23.71	$27.70	(14)%
Adjustments:
Net realized investment gains (losses) (1)	(32)	(93)		(0.30)	(0.82)
Market impact on non-traditional long-duration products (1)	(608)	483		(5.63)	4.25
Mean reversion-related impacts (1)	—	(1)		—	(0.01)
Integration/restructuring charges (1)	(62)	(50)		(0.58)	(0.44)
Net income (loss) attributable to consolidated investment entities	—	(4)		—	(0.04)
Tax effect of adjustments (2)	147	(71)		1.36	(0.61)
Adjusted operating earnings	$3,111	$2,885	8%	$28.86	$25.37	14%
Pretax impact of annual unlocking	(99)	135		(0.91)	1.19
Tax effect of annual unlocking (2)	21	(28)		0.19	(0.25)
Adjusted operating earnings excluding unlocking	$3,189	$2,778	15%	$29.58	$24.43	21%
Pretax impact of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (3)	(101)	(10)		(0.94)	(0.09)
Tax effect of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (4)	6	—		0.06	—
Adjusted operating earnings excluding unlocking and regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$3,284	$2,788	18%	$30.46	$24.52	24%

Weighted average common shares outstanding:
Basic	105.7	111.3
Diluted	107.8	113.7
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense. 2022 includes only mark-to-market impact on share-based compensation expense.
(4) Calculated using a tax rate of 0%, 21%, and 5% respectively.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended December 31,
(in millions, unaudited)	2023	2022
Total net revenues	$3,992	$3,663
Adjustments:
Net realized investment gains (losses)	—	(7)
Market impact on non-traditional long-duration products	(2)	(3)
Mean Reversion related impacts	—	—
CIEs revenue	46	31
Adjusted operating total net revenues	$3,948	$3,642

Total expenses	$3,498	$2,846
Adjustments:
CIEs expenses	46	34
Integration/restructuring charges	15	15
Market impact on non-traditional long-duration products	469	80
Mean reversion-related impacts	—	(2)
Adjusted operating expenses	$2,968	$2,719
Regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (1)	63	23
Adjusted operating expenses excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$2,905	$2,696

Pretax income	$494	$817
Pretax adjusted operating earnings	$980	$923
Pretax adjusted operating earnings excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$1,043	$946

Pretax income margin	12.4%	22.3%
Pretax adjusted operating margin	24.8%	25.3%
Pretax adjusted operating margin excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	26.4%	26.0%

(1) 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense. 2022 includes only mark-to-market impact on share-based compensation expense.

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	December 31, 2023	December 31, 2022	September 30, 2023
Ameriprise Financial GAAP Equity	$4,729	$3,803	$3,825
Less: AOCI	(1,766)	(2,546)	(2,840)
Ameriprise Financial GAAP Equity, excl AOCI	6,495	6,349	6,665
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	1,851	2,057	2,084
Add: RiverSource Life Insurance Co. statutory total adjusted capital	3,093	3,103	2,842
Less: Goodwill and intangibles	2,622	2,485	2,487
Add: Other adjustments	303	299	311
Available Capital for Capital Adequacy	$5,418	$5,209	$5,247

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Total G&A Expense	$1,001	$941	(6)%
Less: Regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (1)	63	23
Total G&A Expense excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$938	$918	(2)%

(1) 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense. 2022 includes only mark-to-market impact on share-based compensation expense.

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$817	$923
Income tax provision	$168	$191

Effective tax rate	20.6%	20.7%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$494	$980
Income tax provision	$117	$219

Pretax income excluding accrual for regulatory matter		$1,010
Income tax provision		$219

Effective tax rate	23.8%	22.3%
Effective tax rate excluding accrual for regulatory matter		21.7%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date December 31, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$3,234	$3,936
Income tax provision	$678	$825

Pretax income excluding accrual for regulatory matter		$3,986
Income tax provision		$825

Effective tax rate	21.0%	21.0%
Effective tax rate excluding accrual for regulatory matter		20.7%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Operating Margin
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,403	$2,226	8%

Distribution expenses	1,266	1,153
Interest and debt expense	8	2
General and administrative expenses	431	406
Adjusted operating expenses	1,705	1,561	(9)%
Less: Regulatory accrual	30	—
Adjusted operating expenses excluding accrual for regulatory matter	1,675	1,561	(7)%

Pretax adjusted operating earnings	$698	$665	5%
Pretax adjusted operating earnings excluding accrual for regulatory matter	$728	$665	9%

Pretax adjusted operating margin	29.0%	29.9%	(90)bps
Pretax adjusted operating margin excluding accrual for regulatory matter	30.3%	29.9%	40bps

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management General and Administrative Expense
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Total G&A Expense	$431	$406	(6)%
Less: Regulatory accrual	30	—
Total G&A Expense excluding accrual for regulatory matter	$401	$406	1%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management General and Administrative Expense
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Total G&A Expense	$419	$408	(3)%
Less: Impact of performance fee compensation	23	3
Less: Impact of foreign exchange translation	9	—
Total G&A Expense excluding impact of foreign exchange translation and performance fee compensation	$387	$405	4%

Ameriprise Financial, Inc.
Reconciliation Table: Corporate & Other Excluding Closed Blocks Adjusted Operating Earnings
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Corporate & Other excluding Closed Blocks adjusted operating earnings (loss)	$(117)	$(81)	(44)%
Less: Regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (1)	(28)	(15)
Corporate & Other adjusted operating earnings (loss) excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$(89)	$(66)	(35)%

(1) 2023 includes severance expense and mark-to-market impact on share-based compensation expense. 2022 includes only mark-to-market impact on share-based compensation expense.

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended December 31,
(in millions, unaudited)	2023	2022
Net income	$2,556	$3,149
Less: Adjustments (1)	(555)	264
Adjusted operating earnings	3,111	2,885
Less: Annual unlocking (2)	(78)	107
Adjusted operating earnings excluding unlocking	$3,189	$2,778

Total Ameriprise Financial, Inc. shareholders’ equity	$4,116	$4,170
Less: Accumulated other comprehensive income, net of tax	(2,297)	(1,769)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,413	5,939
Less: Equity impacts attributable to the consolidated investment entities	(4)	—
Adjusted operating equity	$6,417	$5,939

Return on equity excluding AOCI	39.9%	53.0%
Adjusted operating return on equity excluding AOCI (3)	48.5%	48.6%
Adjusted operating return on equity excluding AOCI and unlocking (3)	49.7%	46.8%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.